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                                                                 EXHIBIT 99.11


[LOGO]  LOPEZ
        EDWARDS
        FRANK
        & CO., LLP
--------------------------------------
CERTIFIED      PUBLIC      ACCOUNTANTS
MEMBER MACINTYRE STRATER INTERNATIONAL


                                       April 30, 1998





Ms. Lisa D. Levey
W.P. Stewart & Co., Growth Fund Inc.
527 Madison Ave.
New York, NY 10022


                                       Re:  W.P. Stewart & Co. Growth Fund, Inc.


Dear Ms. Levey:


            As independent public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.


                                       Very truly yours,


                                       /s/ LOPEZ EDWARDS FRANK & CO., LLP

                                       LOPEZ EDWARDS FRANK & CO., LLP


:cm
cc: Gregory N. Bressler, Esq.




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[ ] ONE PENN PLAZA, SUITE 4501, NEW YORK, NY 10119-4598                         (212) 685-7000 FAX: (212) 967-6538
[ ] 70 EAST SUNRISE HIGHWAY, BOX 547, VALLEY STREAM, NY 11582-0547              (516) 872-3400 FAX: (516) 872-2357
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